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                             WORLD OF SCIENCE, INC.
                                 TICKER:  WOSI
                                EXCHANGE:  NMS

                                FORM-TYPE:  10-K
                        Exhibit 23.  Consent of KPMG LLP


                          FILING-DATE:  April 30, 1999

                                  Exhibit 23.1

                         Independent Auditors' Consent

The Board of Directors
World of Science, Inc.


We consent to incorporation by reference in the registration statement
Nos. 333-36321 and 333-36037 on Form S-8 of World of Science, Inc. of our report dated March 15, 1999, relating to the balance sheets of World of Science, Inc. as of January 30, 1999 and January 31, 1998, and the related statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended January 30, 1999, which report has been included in the January 30, 1999 annual report on Form 10-K of World of Science, Inc.



                                             /s/ KPMG  LLP


                                                 KPMG  LLP



Rochester, New York
April 27, 1999


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